                                Exhibit 99.1

ADT Reports Third Quarter 2026 Results

Strong financial results and cash generation
Revenue up 4%; GAAP EPS up 18% and Adjusted EPS up 4%
Year-to-date GAAP Operating Cash Flows up 16%, Adjusted Free Cash Flow (including swaps) up 46%
Returned $748 million to shareholders year-to-date through share repurchases and dividends

BOCA RATON, Fla., Nov. 3, 2026 – ADT Inc. (NYSE: ADT), a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S., today reported results for the third quarter of 2026. Financial highlights for the third quarter are set forth below with variances on a year-over-year basis unless otherwise noted.

•Total revenue increased 4% to $1.3 billion
•Solid core operating metrics with end-of-period recurring monthly revenue (RMR) of $360 million, gross revenue attrition of 13.1%, and revenue payback at 2.3 years
•GAAP income from continuing operations of $153 million, or $0.20 per diluted share, up $9 million
•Adjusted income from continuing operations of $176 million, or $0.24 per diluted share, down $11 million
•Net cash provided by operating activities of $440 million, down $40 million; Adjusted Free Cash Flow (including interest rate swaps) of $217 million, up $8 million
"ADT delivered solid third quarter results, with revenue growth, strong year-to-date cash generation and stable core operating metrics, reflecting the durability of our business and the dedication of our more than 12,000 employees," said ADT Chairman, President and CEO, Jim DeVries. “We are making meaningful progress in transforming ADT into a more intelligent and connected platform through investments in AI, next-generation sensing technologies, and expanded digital and retail distribution. As we look ahead to our next chapter, our focus remains on serving our customers and providing peace of mind."
Pending Acquisition by Thrive Holdings
On October 29, 2026, the Company announced that it has entered into a definitive agreement to be acquired by Thrive Holdings in an all-cash transaction. Under the terms of the agreement, which ADT's Board of Directors unanimously approved, stockholders will receive $10.00 per share in cash upon completion. The transaction is expected to close in the first quarter of 2027, subject to customary closing conditions, including approval by stockholders and receipt of U.S. antitrust approval. Until the transaction closes, ADT will continue to operate independently as a public company. Following completion, ADT will become privately held, and its common stock will cease trading on the New York Stock Exchange. In consideration of the pending transaction, the Company is not providing financial guidance and is withdrawing previously issued guidance.

Business Highlights
Innovative Offerings, Unrivaled Safety and Premium Experience: The Company is undertaking focused initiatives to drive growth, strengthen brand loyalty, and improve customer acquisition efficiency while advancing its core mission of providing peace of mind. Recent progress on these initiatives is described below.

•Expanding intelligent home innovation – Introduced Unusual Activity Alerts in ADT+, leveraging connected device and sensor data to identify meaningful changes in household activity and provide proactive customer notifications.

•Progressing next-generation presence sensing – Advanced Origin AI-powered presence sensing capabilities, including ADT+ integration, development of future security and aging in place use cases, and commercialization planning for 2027 launch.

•Scaling AI across customer experience – Continued expanding AI-enabled sales and service capabilities including intelligent call routing, AI-driven inbound and outbound sales and service pilots, and more advanced transcription and agent assist capabilities to handle increasingly complex customer interactions.

•Broadening customer choice and market reach – Expanded ADT Blu to Walmart.com, increasing nationwide consumer access to ADT’s DIY security offering and broadening offerings across more customer segments and distribution channels.

•Advancing ADT+ platform across channels – Continued the phased rollout of ADT+ for dealer-generated new customer additions, extending the Company’s technology platform and supporting a more consistent customer experience across channels.

•Extending professional installation reach – Launched ADT Partner Services, a new offering that brings ADT’s trusted brand, field expertise and national reach to more companies and customers. Through this offering, the Company will install and service select products for Apple Retail and its customers in the U.S. beginning this fall.

•Strengthening community engagement impact and first responder partnerships – Expanded ADT’s signature Life Saver program with a community event in Houston and continued to support National Night Out celebrations across the country, reinforcing ADT’s commitment to safer communities.

Unlocking Shareholder Value: The Company remained focused on continuing to generate significant cash flow, enabling direct capital returns to shareholders while maintaining a healthy balance sheet.

•Share repurchases – During the third quarter, the Company repurchased and retired 3 million shares of its common stock for an aggregate price of $23 million. Year to date, the Company has repurchased and retired 89 million shares of its common stock for an aggregate price of $617 million.

•Enhancing financial flexibility – In August, the Company secured $100 million of incremental borrowings under the First Lien Term Loan A due 2030, further strengthening the Company’s financial flexibility.

•Strategic bulk account purchase – The Company completed a bulk purchase of approximately 8,000 customer accounts for $9 million cash.

Results of Operations (1)(2)

(in millions, except revenue payback, attrition, and per share data)	Three Months Ended September 30,
	2026	2025	Change		% Change
	GAAP
Monitoring and related services	$1,084	$1,098		$(14)	(1)%
Security installation, product, and other	265	200	65		32%
Total revenue	$1,349	$1,298		$51	4%

Income (loss) from continuing operations	$153	$144		$9	7%
Income (loss) from continuing operations per share - diluted	$0.20	$0.17		$0.03	18%

Net cash provided by (used in):
Operating activities	$440	$480		$(40)	(8)%
Investing activities	$(233)	$(298)		$65	22%
Financing activities	$19	$(163)		$183	112%

	Non-GAAP Measures
Adjusted EBITDA from continuing operations	$665	$676		$(11)	(2)%
Adjusted income (loss) from continuing operations	$176	$187		$(11)	(6)%
Adjusted EPS	$0.24	$0.23		$0.01	4%
Adjusted Free Cash Flow (including interest rate swaps)	$217	$208		$8	4%

	Other Measures
Trailing twelve-month revenue payback	2.3 years	2.3 years	—	years	—%
Trailing twelve-month gross customer revenue attrition	13.1%	13.0%	10 bps		N/A
RMR	$360	$362		$(3)	(1)%
Total revenue was $1,349 million for the third quarter, up 4%. The increase was primarily driven by higher security installation, product, and other revenue due to an increase in the mix of professionally installed systems under the outright sales model. The decrease in Monitoring and related services (M&S) revenue reflects lower sales volume including the revenue loss from the October 2025 divestiture of the multifamily business, partially offset by higher average prices.
Income from continuing operations was $153 million, or $0.20 per diluted share, for the third quarter, up $9 million. This was driven by higher revenue, net of related costs, partially offset by higher selling, general, and administrative expenses, including the impact of the prior year goodwill impairment related to the divestiture of the multifamily business. Income from continuing operations also benefited from lower interest, including the impact of interest rate swaps.
Adjusted income from continuing operations was $176 million, or $0.24 per diluted share, for the third quarter, down $11 million, driven primarily by the same factors noted above excluding the prior year goodwill impairment and impact of interest rate swaps.
In addition to the factors above, earnings per share metrics benefited from a lower weighted-average diluted share count as a result of share repurchases.

Balance Sheet and Cash Flow
For the third quarter, net cash provided by operating activities was $440 million, down $40 million, primarily reflecting higher net subscriber acquisition spend related to outright sales transactions, higher general and administrative expenses, and lower M&S margins, partially offset by lower cash taxes and favorable working capital timing. Adjusted Free Cash Flow (including interest rate swaps) was $217 million, up $8 million. This measure includes the same factors above excluding the subscriber acquisition impact from the transition to an outright sales model.
In August, the Company secured $100 million of incremental borrowings under its First Lien Term Loan A due 2030, further enhancing financial flexibility and supporting general corporate purposes, which may include the repayment of a portion of the Company’s 2027 notes.
Total cash and cash equivalents as of September 30, 2026 were $228 million and no amounts were outstanding under the Company’s First Lien Revolving Credit Facility.
The Company returned $64 million of capital to shareholders during the quarter, including $23 million of share repurchases and $41 million of dividend payments. Through the end of the third quarter, the Company has repurchased 89 million shares returning $748 million to shareholders through share repurchases and dividends.

_____________________

(1)	All variances are year-over-year unless otherwise noted. The Company may sometimes present various non-GAAP and other operating measures. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow (including interest rate swaps), Adjusted Income (Loss), Adjusted Diluted Income (Loss) per share (or, Adjusted EPS), Net Debt, and Net Leverage Ratio are non-GAAP measures. Refer to the “Non-GAAP Measures” section for the definitions of the terms and reconciliations to the most comparable GAAP measures for those measures included herein. Operating metrics such as Gross Customer Revenue Attrition, Unit Count, RMR, Gross RMR Additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments the Company might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Results of the former commercial and solar businesses are presented as discontinued operations. Except for cash flow measures, and unless otherwise noted, amounts herein reflect the results of the Company’s continuing operations only.
(2)	Amounts may not sum due to rounding.
Conference Call
As previously announced, management will host a conference call at 10 a.m. ET today to discuss the Company’s third quarter 2026 results. In consideration of the proposed acquisition of ADT by Thrive Holdings announced on October 29, 2026, the Company will not be taking questions on the call. Participants may listen to a live webcast through the investor relations website at investor.adt.com. Alternatively, participants may listen to the live call by dialing 1-833-461-5787 (toll-free) or 1-585-542-9983 and providing the access code 472959920. A replay of the webcast will be available on the website within 24 hours after the event.
A slide presentation highlighting the Company’s results will also be available on the Investor Relations section of the Company’s website. From time to time, the Company may use its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted on and accessible at investor.adt.com.

About ADT Inc.
ADT is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S. Through innovative offerings, unrivaled safety, and a premium customer experience delivered by the largest network of smart home security professionals in the U.S., ADT empowers people to protect and connect to what matters most, every second, every day. For more information, visit www.adt.com.

Investor Relations:	Media Relations:
investorrelations@adt.com Tel: 888-238-8525	media@adt.com

Forward-Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the Company’s capital allocation priorities and commitments; the Company’s partnership programs and the bulk purchase of customer accounts; initiatives with respect to the Company’s products and services, including ADT+, ADT Blu, Origin AI’s presence sensing technology, and the expected benefits and capabilities of such products and services; the Company’s ability to successfully execute and scale its DIY offerings, including through the expansion of its retail and e-commerce distribution channels; the Company’s development, deployment, and integration of AI in its products, services, and operations, including AI-driven customer interactions, virtual agents, operational efficiencies, and home intelligence capabilities; and the expectations, plans and objectives of management; any stated or implied outcomes with regard to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “possible,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “potential,” “outlook,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this press release, including, among others, the risk that the proposed transaction with Thrive Holdings announced on October 29, 2026 (the “Proposed Merger”) may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the Proposed Merger by the Company’s stockholders; the possibility that any or all of the various conditions to the consummation of the Proposed Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for the Company will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Merger, including in circumstances which would require the Company to pay a termination fee; the effect of the announcement or pendency of the Proposed Merger on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; risks related to the Proposed Merger diverting management’s attention from the Company’s ongoing business operations; the risk of stockholder litigation in connection with the Proposed Merger, including resulting expense or delay; risks and uncertainties related to the Company’s divestiture of its commercial business (the “Commercial Divestiture”) and the Company’s exit from its residential solar business (the “ADT Solar Exit”); the Company’s ability to successfully integrate the acquisition of Origin AI and realize expected benefits of the acquisition; the Company’s ability to execute on transformation initiatives, including technology initiatives related to artificial intelligence and whole-home intelligence; the Company’s ability to maintain and grow the Company’s existing customer base, including the conversion of customers who continue to utilize outdated technology, and to integrate strategic bulk purchases of customer accounts; the impact of cyber attacks or related breaches with respect to information technology systems, cybersecurity, or data security involving the Company, our business partners, or other third parties whose systems are interconnected with ours, and any future or still undetected attacks or incidents; any material changes to the valuation allowances the Company takes with respect to its deferred tax assets; any changes in regulations or laws, global, economic, sovereign, political, or financial conditions, including labor and tax law changes or any impacts on the global economy or consumer discretionary spending due to tariffs or otherwise, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest rate volatility, and trade tariffs and restrictions applicable to the products we sell; the Company’s dependence on third-party providers, suppliers, dealers, and retail partners to enable it to produce and distribute its products and services in a cost-effective manner that protects the Company’s brand; the Company’s ability to effectively implement its strategic partnership with, and utilize any of the amounts invested by, Google; the Company’s ability to expand ADT+ and achieve expected adoption and customer engagement; risks related to the Company's use of AI in its products, services, and operations, including evolving legal and regulatory requirements, technological limitations, potential liability, and reputational concerns; the expected shift in the Company's transaction mix (including increased outright equipment sales) and the related effects on the timing and mix of revenue and costs; and risks that are described in the Company’s most recently filed Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in the Company’s other filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenue:
Monitoring and related services	$1,084	$1,098	$(14)	(1)%	$3,246	$3,271	$(25)	(1)%
Security installation, product, and other	265	200	65	32%	693	582	112	19%
Total revenue	1,349	1,298	51	4%	3,940	3,852	87	2%
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Monitoring and related services	160	162	(2)	(1)%	472	482	(10)	(2)%
Security installation, product, and other	133	89	44	50%	327	259	68	26%
Total cost of revenue	293	251	42	17%	799	741	58	8%
Selling, general, and administrative expenses	400	384	16	4%	1,151	1,109	42	4%
Depreciation and intangible asset amortization	345	348	(3)	(1)%	1,038	1,026	12	1%
Operating income (loss)	311	315	(5)	(1)%	952	976	(24)	(3)%
Interest expense, net	(102)	(113)	11	(10)%	(302)	(349)	47	(13)%
Other income (expense)	—	(4)	4	N/M	3	(8)	11	N/M
Income (loss) from continuing operations before income taxes	209	199	11	5%	653	619	34	5%
Income tax benefit (expense)	(57)	(55)	(1)	3%	(175)	(165)	(11)	6%
Income (loss) from continuing operations	153	144	9	7%	477	454	23	5%
Income (loss) from discontinued operations, net of tax	(2)	2	(4)	N/M	(4)	(4)	(1)	22%
Net income (loss)	$151	$145	$5	4%	$473	$451	$22	5%

Common Stock:
Income (loss) from continuing operations per share - basic	$0.21	$0.18			$0.62	$0.54
Income (loss) from continuing operations per share - diluted	$0.20	$0.17			$0.59	$0.51

Net income (loss) per share - basic	$0.21	$0.18			$0.62	$0.54
Net income (loss) per share - diluted	$0.19	$0.16			$0.57	$0.50

Weighted-average shares outstanding - basic	676	765			714	783
Weighted-average shares outstanding - diluted	737	828			774	846

Class B Common Stock:
Income (loss) from continuing operations per share - basic	$0.21	$0.18			$0.62	$0.54
Income (loss) from continuing operations per share - diluted	$0.20	$0.17			$0.59	$0.51

Net income (loss) per share - basic	$0.21	$0.18			$0.62	$0.54
Net income (loss) per share - diluted	$0.19	$0.16			$0.57	$0.50

Weighted-average shares outstanding - basic	55	55			55	55
Weighted-average shares outstanding - diluted	55	55			55	55
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$228	$81
Restricted cash and restricted cash equivalents	26	28
Accounts receivable, net	373	385
Inventories, net	177	202
Prepaid expenses and other current assets	163	250
Total current assets	967	946
Property and equipment, net	288	243
Subscriber system assets, net	2,630	2,791
Intangible assets, net	4,769	4,818
Goodwill	4,992	4,886
Deferred subscriber acquisition costs, net	1,553	1,452
Other assets	753	683
Total assets	$15,953	$15,819

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt	$1,242	$310
Accounts payable	163	107
Deferred revenue	245	244
Accrued expenses and other current liabilities	423	352
Total current liabilities	2,073	1,013
Long-term debt	6,539	7,379
Deferred subscriber acquisition revenue	2,028	2,084
Deferred tax liabilities	1,316	1,267
Other liabilities	358	297
Total liabilities	12,312	12,040

Total stockholders' equity	3,640	3,779
Total liabilities and stockholders' equity	$15,953	$15,819
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$151	$145	$473	$451
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization	345	348	1,038	1,026
Amortization of deferred subscriber acquisition costs	71	64	207	187
Amortization of deferred subscriber acquisition revenue	(88)	(90)	(267)	(268)
Share-based compensation expense	19	11	51	43
Deferred income taxes	7	44	24	46
Provision for losses on receivables and inventory	52	55	170	156
Loss on extinguishment of debt	—	5	—	11
Goodwill, intangible, and other asset impairments	—	14	—	15
Unrealized (gain) loss on interest rate swap contracts	9	15	26	57
Other non-cash items, net	22	14	55	53
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Deferred subscriber acquisition costs	(115)	(99)	(309)	(288)
Deferred subscriber acquisition revenue	41	58	139	173
Other, net	(72)	(103)	137	(151)
Net cash provided by (used in) operating activities	440	480	1,745	1,511

Cash flows from investing activities:
Dealer generated customer accounts and bulk account purchases	(124)	(157)	(363)	(488)
Subscriber system asset expenditures	(65)	(98)	(234)	(307)
Purchases of property and equipment	(46)	(43)	(141)	(126)
Acquisition of businesses, net of cash acquired	—	—	(164)	—
Proceeds (payments) from interest rate swaps	1	(1)	2	(2)
Other investing, net	—	—	—	2
Net cash provided by (used in) investing activities	(233)	(298)	(900)	(921)

Cash flows from financing activities:
Proceeds from long-term borrowings	115	610	364	1,340
Repayment of long-term borrowings, including call premiums	(27)	(627)	(274)	(1,278)
Proceeds from receivables facility	51	60	155	207
Repayment of receivables facility	(63)	(59)	(193)	(174)
Proceeds (payments) from interest rate swaps	15	17	39	51
Repurchases of common stock, including excise tax	(23)	(112)	(623)	(607)
Dividends on common stock	(41)	(46)	(130)	(142)
Payments on finance leases	(8)	(6)	(23)	(21)
Other financing, net	—	—	(13)	—
Net cash provided by (used in) financing activities	19	(163)	(699)	(623)

Cash and cash equivalents and restricted cash and restricted cash equivalents:
Net increase (decrease)	227	19	146	(33)
Beginning balance	28	152	109	204
Ending balance	$255	$171	$255	$171
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
The following information includes definitions of the Company’s non-GAAP financial measures used in this release, reasons management believes these measures are useful to investors regarding the Company’s financial condition and results of operations, additional purposes, if any, for which management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.
Unless otherwise noted, non-GAAP measures herein reflect the results of the Company’s continuing operations.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps
The Company defines Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include accounts purchased through the Company’s network of authorized dealers or third parties outside of the Company’s authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
The Company defines Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds or payments from the Company’s consumer receivables facility; (ii) restructuring and integration payments; (iii) integration-related capital expenditures; and (iv) transaction costs and other payments or receipts that may mask operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented outside of net cash provided by (used in) operating activities.
The Company believes the presentations of these non-GAAP measures are appropriate to provide investors with useful information about the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. The Company believes the presentation of Adjusted Free Cash Flow is also a useful measure of the cash flow attributable to normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.
There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in):
Operating activities	$440	$480	$1,745	$1,511
Investing activities	$(233)	$(298)	$(900)	$(921)
Financing activities	$19	$(163)	$(699)	$(623)

Net cash provided by (used in) operating activities	$440	$480	$1,745	$1,511
Dealer generated customer accounts and bulk account purchases	(124)	(157)	(363)	(488)
Subscriber system asset expenditures	(65)	(98)	(234)	(307)
Purchases of property and equipment	(46)	(43)	(141)	(126)
Free Cash Flow	206	182	1,007	590
Net proceeds (payments) from receivables facility	(11)	1	(38)	33
Merger, restructuring and integration payments(1)	4	2	17	10
Other, net(2)	3	6	10	26
Adjusted Free Cash Flow	$201	$192	$996	$659
Interest rate swaps presented outside operating activities	15	16	41	49
Adjusted Free Cash Flow (including interest rate swaps)	$217	$208	$1,037	$709
Note: amounts may not sum due to rounding
_______________________
(1)During 2026, primarily includes payments related to the Origin AI Acquisition.
(2)For 2025, primarily includes net outflows related to the former Solar Business and third-party costs associated with implementation of a new ERP system that the Company will not continue to incur once the ERP system is fully implemented.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted EBITDA from Continuing Operations (“Adjusted EBITDA”) and Adjusted EBITDA Margin from Continuing Operations (“Adjusted EBITDA Margin”)
The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) other non-cash or non-routine adjustments not necessary to operate our business.
The Company believes Adjusted EBITDA is useful to investors to measure the operational strength and performance of its business. The Company believes the presentation of Adjusted EBITDA is useful as it provides investors additional information about operating profitability adjusted for certain non-cash items, non-routine items the Company does not expect to continue at the same level in the future, as well as other items not core to its operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against other peer companies using similar measures.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items which directly affect income (loss) from continuing operations (the most comparable GAAP measure).
The discussion above is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended September 30,
(in millions)	2026	2025
Income (loss) from continuing operations	$153	$144
Interest expense, net	102	113
Income tax expense (benefit)	57	55
Depreciation and intangible asset amortization	345	348
Amortization of deferred subscriber acquisition costs	71	64
Amortization of deferred subscriber acquisition revenue	(88)	(90)
Share-based compensation expense	19	11
Merger, restructuring, integration and other(1)	2	6
Goodwill impairment(2)	—	12
Unrealized gain (loss) on interest rate swaps(3)	5	4
Loss on extinguishment of debt	—	5
Other, net(4)	1	5
Adjusted EBITDA	$665	$676

Income (loss) from continuing operations to total revenue ratio	11%	11%
Adjusted EBITDA Margin (as percentage of Total Revenue)	49%	52%
Note: amounts may not sum due to rounding
_______________________
(1)During 2026, primarily relates to the Origin AI Acquisition and restructuring expenses.
(2)Represents a goodwill impairment charge associated with the Multifamily Divestiture.
(3)Includes the unrealized gain or loss on interest rate swaps presented in other income (expense).
(4)During 2025, primarily includes one-time costs associated with debt transactions.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted Income (Loss) from Continuing Operations (“Adjusted Income (Loss)”) and Adjusted Diluted Income (Loss) per Share from Continuing Operations (“Adjusted Diluted Income (Loss) per Share” or “Adjusted EPS”)
The Company defines Adjusted Income (Loss) as income (loss) from continuing operations adjusted for (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
The Company defines Adjusted EPS as diluted income (loss) from continuing operations per share adjusted for the per share amounts related to (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
Adjusted EPS equals Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock as calculated in accordance with GAAP. When the control number for the GAAP calculation is negative, diluted weighted-average shares outstanding of common stock does not include the assumed conversion of Class B common stock and other potential shares, such as share-based compensation awards, to shares of common stock.
The Company believes Adjusted Income (Loss) and Adjusted EPS are benchmarks used by analysts and investors who follow the industry for comparison of our performance with other companies in the industry, although these measures may not be directly comparable to similar measures reported by other companies. The Company believes the presentation of Adjusted EPS is useful to investors as it provides additional information about how our management evaluates the business. Management and the Board also use Adjusted EPS to evaluate the performance of employees (including members of management) and the Company as a whole, as well as to allocate resources.
There are material limitations to using these measures, as they do not reflect certain significant items which directly affect income (loss) from continuing operations and related per share amounts (the most comparable GAAP measures).

	Three Months Ended September 30,
(in millions, except per share data)	2026	2025
Income (loss) from continuing operations	$153	$144
Share-based compensation expense	19	11
Merger, restructuring, integration, and other(1)	2	6
Goodwill impairment(2)	—	12
Interest rate swaps, net(3)	9	15
Loss on extinguishment of debt	—	5
Other, net	1	5
Tax adjustments(4)	(7)	(11)
Adjusted Income (Loss) from continuing operations	$176	$187

Diluted weighted-average shares outstanding of Common Stock(5):	737	828

Diluted income (loss) from continuing operations per share of Common Stock	$0.20	$0.17
Share-based compensation expense	0.03	0.01
Merger, restructuring, integration, and other(1)	—	0.01
Goodwill impairment(2)	—	0.01
Interest rate swaps, net(3)	0.01	0.02
Loss on extinguishment of debt	—	0.01
Other, net(6)	0.01	0.01
Tax adjustments(4)	(0.01)	(0.01)
Adjusted EPS	$0.24	$0.23
Note: amounts may not sum due to rounding.
_______________________
(1)During 2026, primarily relates to the Origin AI Acquisition and restructuring expenses.
(2)Represents a goodwill impairment charge associated with the Multifamily Divestiture.
(3)Primarily includes unrealized (gains) or losses on interest rate swaps presented in interest expense, net and other income (expense).
(4)Represents the tax impact on adjustments using the federal and state blended statutory rate.
(5)Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for further discussion regarding the computation of diluted weighted-average shares outstanding of Common Stock.
(6)Includes the impact related to the two-class method of EPS. Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.